Exhibit 5.1

OPINION OF GRAY REED & MCGRAW PC

January 10, 2014

Cubic Energy, Inc.

9870 Plano Road

Dallas, Texas 75238

Ladies and Gentlemen:

We have acted as counsel to Cubic Energy, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended (the “Act”), of the proposed issuance and sale, from time to time, by the selling shareholders referenced therein of 98,751,823 shares of common stock, $0.05 par value (the “Warrant Shares”) issueable by the Company upon the exercise of certain outstanding warrants (the “Warrants”) referenced therein. The Warrant Shares may be sold from time to time by the selling shareholders as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).

In connection with this opinion letter, we have reviewed and are familiar with the Company’s Amended and Restated Certificate of Formation and bylaws and such other records and agreements of the Company, certificates or public officials, certificates of officers or other representatives of the Company, and other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to various facts material to this opinion letter, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, set forth in certificates delivered to us, without independently verifying the accuracy of the information contained therein.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the delivery of the Warrant Shares, the Registration Statement will have been declared effective under the Act, that the registration will apply to the Warrant Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Warrant Shares.

Based upon the foregoing and subject to the assumptions stated herein, it is our opinion that the Warrant Shares have been duly authorized by all necessary corporate action of the Company, and when issued upon exercise of the Warrants in accordance with their respective terms, the Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions herein are also subject to the following exceptions, limitations and qualifications:

A.                         The opinions expressed herein are limited to the corporate laws of the State of Texas, including the applicable provisions of the Texas Constitution, all applicable statutory provisions and any reported judicial decisions interpreting those laws.

B.                         We have assumed that there shall be no change in law affecting the validity of the Warrant Shares (between the date hereof and the date of sale thereof).

C.                         This opinion letter is limited to the matters expressly stated, and no opinion other than upon the matters so expressly stated is implied or may be inferred.

This opinion letter is delivered to the Company solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and Prospectus and, provided that the conditions set forth in this opinion letter are satisfied, any amendments or supplements thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

Respectfully submitted,

GRAY REED & MCGRAW PC

By:	/s/ David R. Earhart
David R. Earhart, Member